UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2023

CENAQ Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40743	85-1863331
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4550 Post Oak Place Dr., Suite 300 Houston, TX	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 820-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and three-quarters of one warrant	CENQU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	CENQ	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CENQW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2022, concurrently with the execution of the business combination agreement (as amended, the “Business Combination Agreement” and the transactions contemplated therein, the “Business Combination”) among CENAQ Energy Corp. (“CENAQ”), Verde Clean Fuels OpCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of CENAQ (“OpCo”), Bluescape Clean Fuels Holdings, LLC, a Delaware limited liability company, Bluescape Clean Fuels Intermediate Holdings, LLC, a Delaware limited liability company, and, for a limited purpose, CENAQ Sponsor LLC, a Delaware limited liability company (“Sponsor”), certain investors (the “Original PIPE Investors”) entered into separate subscription agreements (the “Original Subscription Agreements”) with CENAQ, pursuant to which the Original PIPE Investors agreed to purchase, and CENAQ agreed to sell to the Original PIPE Investors, an aggregate of 8,000,000 shares of CENAQ’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for a purchase price of $10.00 per share, or an aggregate purchase price of $80,000,000, in a private placement (the “Original PIPE”).

Amendment to Subscription Agreement

Of the 8,000,000 shares subscribed for in the Original PIPE, Arb Clean Fuels Management LLC (“Arb Clean Fuels”), an entity affiliated with a member of Sponsor, agreed to purchase, and CENAQ agreed to sell to Arb Clean Fuels, 7,000,000 shares (the “Committed Amount”) for an aggregate purchase price of $70,000,000 (the “Committed Purchase Price”); provided, that, under its subscription agreement (the “Arb Subscription Agreement”), to the extent the funds in CENAQ’s trust account (the “Trust Account”) immediately prior to the closing of the Business Combination (the “Closing”), after giving effect to the exercise of stockholder’s redemption rights, exceed $17,420,000, the Committed Amount will be reduced by one share for every $10.00 in excess of $17,420,000 in the Trust Account; provided, further, that in no event will the Committed Amount be reduced by more than 2,000,000 shares or the Committed Purchase Price be reduced by more than $20,000,000 (the “Reduction Option”).

On February 13, 2023, Arb Clean Fuels and CENAQ entered into an amendment to the Arb Subscription Agreement (the “Arb Amendment”), pursuant to which, among other things, (i) the Committed Amount was lowered to 1,500,000 shares for an aggregate purchase price of $15,000,000 and the Reduction Option was removed, (ii) certain investors associated with Arb Clean Fuels (the “Arb Investors”) agreed to purchase shares at the per share redemption price of approximately $10.31 per share (the “Per Share Redemption Price”) in an aggregate amount equal to or greater than $14,250,000 from CENAQ’s redeeming stockholders and (iii) if the Arb Investors purchased shares in an amount equal to or greater than $14,250,000, CENAQ will terminate the Arb Subscription Agreement on or prior to the Closing.

The foregoing description of the Arb Amendment is qualified in its entirety by reference to the full text of the Arb Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Termination of Subscription Agreement

On February 14, 2023, CENAQ and Arb Clean Fuels agreed to terminate the Arb Subscription Agreement due to the Arb Investors purchasing shares of Class A Common Stock in an amount equal to or greater than $14,250,000 (the “Arb Termination”).

On February 14, 2023, CENAQ and an Original PIPE Investor who agreed to purchase 200,000 shares (the “Terminating PIPE Investor”) for an aggregate purchase price of $2,000,000 in the Original PIPE agreed to terminate such investor’s subscription agreement (together with the Arb Termination, the “Terminations”) due to the Terminating PIPE Investor purchasing 387,973 shares at the Per Share Redemption Price and for an aggregate amount of approximately $4,000,000 from CENAQ’s redeeming stockholders.

The foregoing description of the Terminations is qualified in its entirety by reference to the form of subscription termination agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Subscription Agreements

On February 10, 2023 and February 13, 2023, CENAQ entered into separate subscription agreements (collectively, the “New Subscription Agreements”) with a number of investors (collectively, the “New PIPE Investors”), pursuant to which the New PIPE Investors have agreed to purchase, and CENAQ agreed to sell to the New PIPE Investors, an aggregate of 2,400,000 shares of Class A Common Stock (the “New PIPE Shares”) for a purchase price of $10.00 per share, or an aggregate purchase price of $24,000,000, in a private placement (the “New PIPE”). The New PIPE Investors include Cottonmouth Ventures LLC, a wholly-owned subsidiary of Diamondback Energy, Inc. (“Cottonmouth”), and a European-based clean technology fund.

The closing of the New PIPE pursuant to the New Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Business Combination. The combined company following the Business Combination (the “Combined Company”) is expected to receive $32,000,000 in proceeds from the Original PIPE (after taking into account the Terminations) and the New PIPE.

The terms of the New Subscription Agreements are substantially similar to those of the Original Subscription Agreements, including with respect to certain registration rights. In particular, the Combined Company is required to use commercially reasonable efforts to submit or file a registration statement to register the resale of such shares within thirty (30) calendar days after the Closing.

The foregoing description of the New Subscription Agreements is qualified in its entirety by reference to the full text of the form of Original Subscription Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Equity Participation Right Agreement

In connection with CENAQ entering into a New Subscription Agreement with Cottonmouth on February 13, 2023, CENAQ and OpCo entered into an Equity Participation Right Agreement (the “Participation Right Agreement”) with Cottonmouth, pursuant to which, among other things, the Combined Company and OpCo will grant Cottonmouth the right to participate between 50% to 65% in the ownership of certain future project facilities of the Combined Company on the terms and conditions described therein through December 31, 2043. In addition, the Participation Right Agreement allows the Combined Company and OpCo to participate in certain future project facilities brought forth by Cottonmouth on the terms and conditions described therein. Additionally, the Combined Company has granted certain contractual preemptive rights to Cottonmouth relating to the sale of equity securities in the Combined Company for a period of five years.

The foregoing description of the Participation Right Agreement is qualified in its entirety by reference to the full text of the Participation Right Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Arb Amendment and the Terminations are incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of Class A Common Stock in the New PIPE is incorporated by reference herein. The New PIPE Shares that may be issued in connection with the New Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Event.

Stockholders holding 15,403,880 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $158,797,475.52 (or approximately $10.31 per share) will be removed from the Trust Account to pay such holders. The Combined Company is expected to receive the remaining funds from the Trust Account, along with the $32.0 million from the Original PIPE and the New PIPE, for aggregate proceeds of approximately $51.0 million to the Combined Company, prior to payment of transaction expenses.

Subject to the satisfaction or waiver of the closing conditions set forth in the Business Combination Agreement, the Business Combination is expected to close on or around February 15, 2023.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Amendment to Arb Subscription Agreement, dated as of February 13, 2023, by and between CENAQ and Arb Clean Fuels.
10.2	Form of Subscription Termination Agreement.
10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to CENAQ’s Current Report on Form 8-K (File No. 001-40743) filed with the Securities and Exchange Commission on August 12, 2022).
10.4	Equity Participation Right Agreement, dated as of February 13, 2023, by and among CENAQ, OpCo and Cottonmouth.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENAQ ENERGY CORP.

By:	/s/ J. Russell Porter
Name: J. Russell Porter Title: Chief Executive Officer

Dated: February 14, 2023